UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

Soldino Group Corp

(Exact name of registrant as specified in its charter)

Soldino Group Corp

Via Busco, 4, Spresiano, Treviso

31027 Italy

Tel. 17707427649

 (Address and telephone number of principal executive offices)

Business Filings Incorporated

701 S. Carson St.,

Suite 200 Carson City,

Nevada 89701

Phone: 800-981-7183

(Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Newly Appointed Independent Registered Public Accountant

On May 17, 2018, Soldino Group Corp (the “Company”) approved the appointment of an independent registered public accounting firm FRUCI & ASSOCIATES II, PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018. The effective date of FRUCI & ASSOCIATES’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018 is May 17, 2018. During the fiscal years ended April 30, 2017 and the subsequent interim period through May 17, 2018, neither the Company, nor anyone acting on the Company’s behalf, has consulted with FRUCI & ASSOCIATES regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by FRUCI & ASSOCIATES that FRUCI & ASSOCIATES concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date

/s/ Aurora Fiorin	President and Director	July 19, 2018